As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2126120
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated BMC Software, Inc. 2007 Incentive Plan
(Full title of the plan)
Christopher C. Chaffin
Vice President, Deputy General Counsel & Assistant Secretary
BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
class of securities	Amount to be	offering	aggregate	Amount of
to be registered	Registered	price per share(1)	offering price(1)	Registration Fee

Common Stock, par value $0.01 per share	19,935,000 shares	$45.67	$910,431,450	$105,701.10

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the NASDAQ Stock Market on July  28, 2011.

Registration Statement No. 333-147196 relates to 15,506,269 shares of our common stock and Registration Statement No. 333-161045 relates to an additional 8,000,000 shares of our common stock (collectively, the “Previously Registered Securities”). This Registration Statement registers additional securities for offering pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to the total amount of Previously Registered Securities registered on Registration Statement Nos. 333-147196 and 333-161045. The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 in its entirety Registration Statement Nos. 333-147196 and 333-161045, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such Registration Statements.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 8. Exhibits.

5.1	—	Opinion of Christopher C. Chaffin
23.1	—	Consent of Independent Registered Public Accounting Firm
23.1	—	Consent of Christopher C. Chaffin (contained in Exhibit 5.1 hereto)
24.1	—	Powers of Attorney (included on the signature page to this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of July 2011.

BMC SOFTWARE, INC.
By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Assistant Secretary
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher C. Chaffin and Patrick K. Tagtow, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. BEAUCHAMP Robert E. Beauchamp	Chairman of the Board, President and Chief Executive Officer	July 29, 2011

/s/ STEPHEN B. SOLCHER Stephen B. Solcher	Senior Vice President and Chief Financial Officer	July 29, 2011

/s/ T. CORY BLEUER T. Cory Bleuer	Vice President, Controller and Chief Accounting Officer	July 29, 2011

/s/ JON E. BARFIELD	Director	July 29, 2011
Jon E. Barfield

/s/ GARY L. BLOOM	Director	July 29, 2011
Gary L. Bloom

/s/ MELDON K. GAFNER	Director	July 29, 2011
Meldon K. Gafner

/s/ MARK J. HAWKINS	Director	July 29, 2011
Mark J. Hawkins

Signature	Title	Date

/s/ STEPHAN A. JAMES	Director	July 29, 2011
Stephan A. James

/s/ P. THOMAS JENKINS	Director	July 29, 2011
P. Thomas Jenkins

/s/ LOUIS J. LAVIGNE, JR.	Director	July 29, 2011
Louis J. Lavigne, Jr.

/s/ KATHLEEN A. O’NEIL	Director	July 29, 2011
Kathleen A. O’Neil

/s/ TOM C. TINSLEY	Director	July 29, 2011
Tom C. Tinsley

INDEX TO EXHIBITS

5.1	—	Opinion of Christopher C. Chaffin
23.1	—	Consent of Independent Registered Public Accounting Firm
23.1	—	Consent of Christopher C. Chaffin (contained in Exhibit 5.1 hereto)
24.1	—	Powers of Attorney (included on the signature page to this Registration Statement)